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              [Letterhead of Heller Ehrman White & McAuliffe]

                                                                   Exhibit 8.1


                               November 23, 1999

Cowlitz Bancorporation
927 Commerce Avenue
Longview, Washington 98632

     Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the proposed merger (the "Merger") of Northern Bank of Commerce ("Northern Bank") with and into Cowlitz Bank, a wholly-owned subsidiary of Cowlitz Bankcorporation ("Cowlitz Bancorp"). Unless otherwise defined, capitalized terms used herein have the meanings ascribed to them in the Prospectus contained in Registration Statement No. 333-_____of Cowlitz Bancorp on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission. We have acted as counsel to Cowlitz Bancorp in connection with the Merger and have examined and relied upon the Merger Agreement dated September 14, 1999, among Cowlitz Bancorp, Cowlitz Bank and Northern Bank (the "Agreement"), the exhibits and attachments thereto, the Registration Statement, and such other instruments and documents related to Cowlitz Bancorp, Cowlitz Bank, Northern Bank and the Merger as we have deemed appropriate.

     Our opinion is based upon the understanding that the material facts are as described in the Registration Statement, that the representations and warranties in the Agreement are true, correct and complete, and that the Merger will be effected in accordance with the terms set forth in the Agreement. In rendering our opinion we have relied upon such documents and the foregoing representations without undertaking independently to verify the accuracy and completeness of the matters covered thereby.

     Based upon the foregoing, it is our opinion that the statements in the Registration Statement regarding the United States Federal income tax consequences of the Merger, insofar as they constitute statements of United

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Cowlitz Bancorporation                                                 Page 2
November 23, 1999


States federal income tax law or legal conclusions, accurately summarize the material United States federal income tax consequences of the Merger to a Northern Bank shareholder.

                                *   *   *   *   *

     Our opinion is subject to certain assumptions and qualifications, and is based on the truth and accuracy of the representations of the parties in the Agreement.

     Our opinion is limited to the federal income tax consequences of the Merger and does not address the tax consequences of transactions effected prior to or after the Merger (whether or not in connection with the Merger), or the effect of the Merger under the laws of the various state and local governments or under the laws of any other jurisdiction. Moreover, it does not address special rules which may be applicable to particular shareholders of Northern Bank, such as shareholders who acquired their shares pursuant to the exercise of employee stock options, shareholders that are dealers or foreign persons, or shareholders who exercise dissenter's rights. We express no opinion regarding any tax aspect or ramification of the Merger apart from the opinion specifically set forth above.

     An opinion of counsel does not bind the Internal Revenue Service or preclude it or a court from taking a position contrary to the opinion. Our opinion represents merely our best judgment as to the likely outcome of the matters described above if litigated in an appropriate forum. This opinion is based upon the Code, the Treasury Regulations issued thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this opinion. All of such authority is subject to change, including retroactive change. We disclaim any obligation to advise of any developments in areas covered by this opinion that occur after the date of this opinion.

     This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in connection with the discussion of federal income taxes in the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. This opinion may not be relied upon for any other purpose without our written consent.

                                       Very truly yours,

                                       /s/ Heller Ehrman White & McAuliffe

                                       Heller Ehrman White & McAuliffe